Exhibit 10.25
DEX ONE CORPORATION
Equity Incentive Plan
Stock Appreciation Right Agreement
[Template for Executive Officers who are Senior Vice Presidents and Above]
          Dex One Corporation, a Delaware corporation (the “Company”), hereby grants to [___] (the “Holder”) as of [___] (the “Grant Date”), pursuant to the terms and conditions of the Dex One Corporation Equity Incentive Plan (the “Plan”), a stock appreciation right (the “SAR”) with respect to [___] shares of the Company’s Common Stock, par value $0.001 per share (“Stock”), at a Base Price of $[___] per SAR upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the "Agreement”).
          1. SAR Subject to Acceptance of Agreement. The SAR shall be null and void unless the Holder accepts this Agreement by executing it in the space provided below and returning such original execution copy to the Company.
          2. Time and Manner of Exercise of SAR.
          2.1. Maximum Term of SAR. In no event may the SAR be exercised, in whole or in part, after 5:00 p.m., Eastern time, on the tenth anniversary of the Grant Date (the “Expiration Date”).
          2.2. Vesting and Exercise of SAR. Except as otherwise provided herein, the SAR shall vest and become exercisable (i) on the first anniversary of the Grant Date with respect to one-third of the number of shares represented by the SAR as of the Grant Date, (ii) on the second anniversary of the Grant Date with respect to an additional one-third of the number of shares represented by the SAR as of the Grant Date and (iii) on the third anniversary of the Grant Date with respect to the remaining one-third of the number of shares represented by the SAR as of the Grant Date, provided the Holder remains continuously employed by the Company or one of its Affiliates through such date. If the Holder’s employment with the Company terminates by reason of (i) death, Disability, Retirement or the Company’s termination of the Holder’s employment other than for Cause, or (ii) the Holder’s resignation from employment for Good Reason, then the vesting of the SAR for the 12-month vesting period during which the Holder’s termination of employment occurs shall be prorated. The number of shares that vest during such period shall equal the number of shares that would have vested in such period pursuant to this Section 2.2 without regard to the termination of the Holder’s employment multiplied by a fraction, the numerator of which shall equal the number of days the Holder was employed with the Company during the vesting period in which the Holder’s employment terminated and the denominator of which shall equal the number of days in such period. The SAR shall be exercisable following a termination of the Holder’s employment according to the following terms and conditions:
     (a) Termination of Employment Other than by the Company for Cause. If the Holder’s employment with the Company terminates for any reason other than the Company’s termination of the Holder’s employment for Cause, then the SAR, to the extent vested in accordance with this Section 2.2, may thereafter be exercised by the

Holder until and including the earlier to occur of (i) the date which is one year after the effective date of the Holder’s termination of employment and (ii) the Expiration Date.
     (b) Termination for Cause. If the Holder’s employment with the Company terminates by reason of the Company’s termination of the Holder’s employment for Cause, then the SAR, whether or not vested, shall terminate immediately upon such termination of employment.
     (c) Death Following Termination. If the Holder dies during the period set forth in Section 2.2(a), the SAR, to the extent vested on the date of death, may thereafter be exercised by the Holder’s executor, administrator, legal representative, guardian or similar person until and including the earlier to occur of (i) the date which is one year after the date of death and (ii) the Expiration Date.
     (d) Cause. For purposes of this SAR, “Cause” shall have the meaning set forth in the Employment Agreement, if any, between the Company and the Holder (the “Employment Agreement”); provided that if the Holder is not a party to an Employment Agreement that contains such definition, then “Cause” shall mean: (i) the Holder’s willful and continued failure substantially to perform the duties of his or her position (other than as a result of total or partial incapacity due to physical or mental illness or as a result of a termination by the Holder for Good Reason, as hereinafter defined), (ii) any willful act or omission by the Holder constituting dishonesty, fraud or other malfeasance, which in any such case is demonstrably (and, in the case of other malfeasance, materially) injurious to the financial condition or business reputation of the Company, or (iii) the Holder’s conviction of a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company conducts business which materially impairs the value of the Holder’s services to the Company. For purposes of this definition, no act or failure to act shall be deemed “willful” unless effected by the Holder not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the best interests of the Company.
     (e) Good Reason. For purposes of this SAR, “Good Reason” shall have the meaning set forth in the Holder’s Employment Agreement; provided that if the Holder is not a party to an Employment Agreement that contains such definition, then “Good Reason” shall mean without the Holder’s consent: (a) material diminution in (i) the Holder’s then current title, but only if such diminution accompanies a diminution in the Holder’s position, duties or responsibilities, or (ii) the Holder’s then-current position, duties or responsibilities; or (b) the assignment to the Holder of duties and responsibilities that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with the Holder’s then current position; or (c) material reduction in the Holder’s total compensation opportunity under any and all base salary, annual incentive, long-term incentive, stock award and other compensatory plans and programs made available to the Holder by the Company in connection with his or her employment, except for any such reduction that reasonably proportionately adversely impacts all other similarly situated employees eligible for severance benefits under the R.H. Donnelley Corporation Severance Plan — Senior Vice President, effective as of March 9, 2009. Notwithstanding the foregoing, “Good Reason” shall only be found to exist if the Holder has provided written notice to the Company of the condition giving rise to Good Reason within 90 days following the occurrence of the condition giving rise to Good Reason, the Company does not cure such condition within 30 days following the receipt of such notice from the Holder, and the Holder resigns within 180 days following the initial existence of such condition.
     (f) Retirement. For purposes of this SAR, “Retirement” shall mean the Holder’s termination of employment after attaining (i) age 55 with 10 years of service with the Company or any of its subsidiaries or affiliates or (ii) age 65 years without regard to years of such service.
          2.3. Method of Exercise. Subject to the limitations set forth in this Agreement, the SAR may be exercised by the Holder (1) by giving written notice to the Company specifying the whole number of vested and exercisable shares of Stock with respect to which the SAR is being exercised and (2) by executing such documents as the Company may reasonably request.
          2.4. Issuance of Shares. Subject to Section 4, upon the exercise of the SAR, in whole or in part, the Company shall issue or cause to be issued in the Holder’s name (or such other name as is acceptable to the Company and designated in writing by the Holder) a whole number of shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the Base Price, multiplied by the number of shares of Stock as to which the SAR is being exercised. Such issuance shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance, except as otherwise provided in Section 4. Prior to the issuance to the Holder of the shares of Stock subject to the SAR, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Stock, and will have the status of a general unsecured creditor of the Company.
          3. Transfer Restrictions and Investment Representation.
          3.1. Nontransferability of SAR. The SAR may not be transferred by the Holder other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company. Except to the extent permitted by the foregoing sentence, the SAR may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the SAR, the SAR and all rights hereunder shall immediately become null and void.
          3.2. Investment Representation. The Holder hereby represents and covenants that (a) any share of Stock acquired upon the exercise of the SAR will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date on which the SAR is exercised or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the issuance to the Holder of any shares of Stock subject to the SAR, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.
          4. Additional Terms and Conditions of SAR.
          4.1. Withholding Taxes. (a) As a condition precedent to the issuance of the Shares upon the exercise of the SAR, the Holder shall, upon request by the Company, pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments”) with respect to such exercise of the SAR. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder.
          (b) The Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company, (2) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Stock which would otherwise be issued to the Holder having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments or (4) any combination of (1), (2) and (3). Shares of Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No shares of Stock shall be issued until the Required Tax Payments have been satisfied in full.
          4.2. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities subject to the SAR and the Base Price shall be equitably adjusted by the Committee, such adjustment to be made in accordance with Section 409A of the Code. If any adjustment would result in a fractional security being subject to the SAR, the Company shall pay the Holder in connection with the first exercise, in whole or part, occurring after such adjustment, an amount in cash determined by multiplying (i) such fraction (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value of such security on such date over (B) the Base Price of the SAR. The decision of the Committee regarding any such adjustment and the Fair Market Value of any fractional security shall be final, binding and conclusive.
          4.3. Change in Control. Upon a Change in Control, the SAR, to the extent it is then outstanding, shall become fully vested and be subject to Section 5.8 of the Plan.
          4.4. Compliance with Applicable Law. The SAR is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the SAR upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the issuance of shares hereunder, the shares of Stock subject to the SAR shall not be issued, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
          4.5. SAR Confers No Rights as Shareholder. The Holder shall not be entitled to any privileges of ownership with respect to shares of Stock subject to the SAR unless and until such shares are issued upon the exercise of the SAR, in whole or in part, and the Holder becomes a shareholder of record with respect to such issued shares. The Holder shall not be considered a shareholder of the Company with respect to any such shares not so issued.
          4.6. SAR Confers No Rights to Continued Employment. In no event shall the granting of the SAR or its acceptance by the Holder, or any provision of the Agreement, give or be deemed to give the Holder any right to continued employment by the Company or prevent or be deemed to prevent the Company from terminating the Holder’s employment at any time, with or without Cause.
          4.7. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Holder or by the Company forthwith to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on all parties.
          4.8. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Holder and his or her heirs, executors, administrators, successors and assigns.
          4.9. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Dex One Corporation, Attn. General Counsel, 1001 Winstead Drive, Cary, North Carolina 27513, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
          4.10. Governing Law. This Agreement, the SAR and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
          4.11. Entire Agreement. The Plan is incorporated herein by reference. Capitalized terms not defined herein shall have the meanings specified in the Plan. This

Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.
          4.12. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
          4.13. Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
          4.14. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

DEX ONE CORPORATION
By:

Accepted this                      day of                                           , 20

[Name of Holder]